Exhibit 99.1
bluebird bio Announces Receipt of Expected Notice from Nasdaq
SOMERVILLE, Mass.--(BUSINESS WIRE)—April 26, 2024-- bluebird bio, Inc. (Nasdaq: BLUE) today announced that it received a notice (the “notice”) on April 24, 2024 from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K"), it is no longer in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).
The notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq. Under Nasdaq rules, the Company has 60 calendar days from receipt of the notice, or until June 24, 2024, to submit a plan to regain compliance with the Rule.
On April 16, 2024, bluebird previously announced that it would be delayed in filing its 2023 Form 10-K due to the need to restate the Company’s consolidated financial statements as of and for the year ended December 31, 2022 and unaudited financial information for each of the first three quarters of 2023 and 2022 in its 2023 Form 10-K. The notice from Nasdaq is standard practice in the event of a delayed 10-K filing and was anticipated.
The Company is continuing to work expeditiously to complete the filing of the 2023 Form 10-K as promptly as possible. As previously reported, the restatements relate to the identification of embedded leases and the treatment of non-lease components contained in lease agreements. The Company does not expect the restatements to result in any impact on its cash position or revenue.
About bluebird bio, Inc.
bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.
Founded in 2010, bluebird has been setting the standard for gene therapy for more than a decade—first as a scientific pioneer and now as a commercial leader. bluebird has an unrivaled track record in bringing the promise of gene therapy out of clinical studies and into the real-world setting, having secured FDA approvals for three therapies in under two years. Today, we are proving and scaling the commercial model for gene therapy and delivering innovative solutions for access to patients, providers, and payers.
With a dedicated focus on severe genetic diseases, bluebird has the largest and deepest ex-vivo gene therapy data set in the field, with industry-leading programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.
bluebird continues to forge new paths as a standalone commercial gene therapy company, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, such as statements regarding the Company’s restatement of certain historical financial statements and impact on cash position and revenue, the filing of its 2023 Form 10-K and submission of a plan to regain compliance with the Rule. Such forward-looking statements are based on historical performance and current expectations and projections about bluebird’s future goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond bluebird’s control and could cause bluebird’s future goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by its subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

Media:
Jess Rowlands, 857-299-6103
jess.rowlands@bluebirdbio.com